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                                                                EXHIBIT NO. 15.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

     We are aware that Conoco has incorporated by reference in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of our report dated September 28, 1998 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) which appear in the Registration Statement of Conoco on Form S-1 (333-60119). In addition, we are aware that Conoco has incorporated by reference in this registration statement on Form S-1 filed pursuant to Rule 462(b) of our report dated October 21, 1998 on the pro forma combined balance sheet as of June 30, 1998 and the pro forma combined statements of income for the six-month periods ended June 30, 1997 and 1998 which appear in the same Registration Statement on Form S-1 (333-60119). We are also aware of our responsibilities under the Securities Act of 1933.

Your very truly,


PRICEWATERHOUSECOOPERS LLP

Houston, Texas
October 21, 1998